Exhibit 99.2 Unaudited category sales and unaudited customer transactions


                           DOLLAR GENERAL CORPORATION
                            UNAUDITED CATEGORY SALES


                                               --- For the Four Weeks Ended ---
                            Same-Stores          May 4, 2001     April 28, 2000
                               % Chg              Sales Mix        Sales Mix
   Highly Consumable           15.5%                 58%              55%
   Hardware and Seasonal       15.5%                 16%              15%
   Basic Clothing              2.0%                  11%              12%
   Home Products              -11.0%                 15%              18%
                              ------                 ---              ---
     TOTAL                     9.2%                 100%              100%

   Hardlines                   13.0%                 86%              83%
   Softlines                   -9.0%                 14%              17%
                               -----                 ---              ---
     TOTAL                     9.2%                 100%              100%




                           DOLLAR GENERAL CORPORATION
                         UNAUDITED CUSTOMER TRANSACTIONS

                        --- For the Four Weeks Ended ---
                                      % Chg
Same-Store Sales                       9.2%
Customer Transactions                  5.0%
Average Customer Purchase              4.0%

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